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                                                                   EXHIBIT 23.2


                        INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Directors
Summit Bank Corporation:


We consent to incorporation herein by reference of our report dated February 7, 1997, relating to the consolidated balance sheets of Summit Bank Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the Annual Report on Form 10-K of Summit Bank Corporation for the year ended December 31, 1996.




                                                      /s/ KPMG PEAT MARWICK LLP

                                                          KPMG PEAT MARWICK LLP

Atlanta, Georgia
June 12, 1997